Chembio Diagnostics Receives CLIA Waiver for HIV Barrel Test

Rapid, Point-of-Care HIV Diagnostic Now Available to 189,000 Doctor's Offices and Clinics in U.S.

MEDFORD, N.Y. (November 2, 2007)– Chembio Diagnostics, Inc. (OTCBB: CEMI) today announced that the Company has received CLIA Waiver for its FDA-approved HIV Barrel test, a unique, self-contained rapid HIV test that is exclusively marketed worldwide by Inverness Medical Innovations, Inc. (AMEX: IMA) as Clearview® COMPLETE HIV 1/2.  The CLIA (Clinical Laboratory Improvement Act) waiver allows Chembio to market these rapid HIV tests to a potential market of approximately 189,000 laboratory entities across the United States, including doctors' offices and clinics.

The Clinical Laboratory Improvement Amendments of 1988 (CLIA) established that some tests could be waived from certain laboratory requirements. Waived products include tests that employ methodologies that are so simple to use as to render the likelihood of erroneous results negligible; or that pose no reasonable risk of harm to the patient if the test is performed incorrectly. Rapid HIV antibody tests were only added to the list of tests that could be waived within the last few years, and this development is what created the main U.S. market opportunity for these products.

A CLIA waiver greatly expands the available potential U.S. market opportunity for a product from sites that require much greater certification and oversight (i.e. reference laboratories and hospitals) to additional venues where pointof care testing is particularly beneficial (i.e. emergency rooms, doctors offices and public health clinics). There are approximately 189,000 testing sites across the United States that can use tests that are CLIA-waived. The United States Centers for Disease Control (CDC) has issued recommendations that HIV testing become part of the routine medical care provided to all Americans between the ages of 13 and 64.

Larry Siebert, Chief Executive Officer of Chembio said, "This CLIA Waiver provides an excellent opportunity  for our marketing partner, Inverness, to take advantage of the benefits inherent in the additional venues now available to Clearview® COMPLETE HIV 1/2. This, combined with the recent CDC recommendations for routine HIV testing in the United States, provides the right market dynamics for Inverness to be successful with this product.”

About Chembio Diagnostics

Chembio Diagnostics, Inc., a developer and manufacturer of proprietary rapid diagnostic tests, participates in the growing $5 Billion point-of-care (POC) testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio also has rapid tests for veterinary tuberculosis and chagas disease.  In 2007, Chembio received a U.S. patent for its Dual Path Platform (DPP™) technology which has significant advantages over currently available lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP™. Headquartered in Medford, NY with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Inverness Medical Innovations, Inc. (Amex: IMA), Chembio Diagnostics, Inc. (OTCBB:CEMI), and StatSure Diagnostic Systems, Inc. (OTCBB: SSUR) announced in October of  2006 agreements that provide Inverness with exclusive worldwide marketing rights to Chembio’s FDA-cleared, point of care, rapid test for the detection of antibodies to HIV. The test utilizes Inverness’ proprietary lateral flow technology as well as StatSure’s patented “barrel” technology designed to maximize ease of use and minimize exposure to infectious agents.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals for its products in a timely manner and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof, or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Company Contact:                                                                           Investor Relations Contacts:
Chembio Diagnostics, Inc.                                                  Lippert/Heilshorn & Associates, Inc.
Matty Arce                                                                           Anne Marie Fields (afields@lhai.com)
(631) 924-1135, ext. 123                                                        (212) 838-3777
www.chembio.com                                                               Bruce Voss (bvoss@lhai.com)
                                                                                                (310) 691-7100